The Victory Portfolios



                                  EXHIBIT 11(b)

                       Consent of Coopers & Lybrand L.L.P.



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The Victory Portfolios









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 33-8982) of The Victory Portfolios, of our report dated December 19, 1994 on our audits of the financial statements and financial highlights of the U.S. Government Obligations Fund, Prime Obligations Fund, Tax-Free Money Market Fund, Limited Term Income Fund, Government Mortgage Fund, Intermediate Income Fund, Investment Quality Bond Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Value Fund, Diversified Stock Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund and International Growth Fund constituting The Victory Portfolios which report is included in the Annual Report to Shareholders for the year ended October 31, 1994 which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors" in the prospectuses relating to the Victory Portfolios in this Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A. We also consent to the reference to our Firm under the captions "Auditors" and "Miscellaneous" in the Statement of Additional Information relating to The Victory Portfolios in this
Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A.


                                        COOPERS & LYBRAND L.L.P.





Columbus, Ohio
November 27, 1995


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